[LETTERHEAD OF JONES, JENSEN & COMPANY, LLC]

                  CONSENT OF INDEPENDENT AUDITORS
                  -------------------------------

We hereby consent to the use of our audit report dated August 23, 1999 in this Form SB-2 of World Internetworks, Inc. and Subsidiaries for the year ended February 28, 1999, and from the inception of the development stage on October 22, 1998 through February 28, 1999, which is part of this Form SB-2 and all references to our firm included in this Form SB-2.

/s/ Jones, Jensen & Company

Jones, Jensen & Company
Salt Lake City, Utah
April 27, 2000